UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2023

ACCURAY INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33301	20-8370041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 716-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ARAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 1, 2023, Accuray Incorporated (the “Company”) issued a press release announcing its financial results for the second quarter ended December 31, 2022. A copy of the Company’s press release dated February 1, 2023, titled “Accuray Reports Fiscal 2023 Second Quarter Financial Results” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information (including the exhibit hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective January 30, 2023, the Board of Directors (the “Board”) of the Company appointed Mr. Robert C. Kill as a Class I member of the Company’s Board in order to fill a vacancy on the Board. Mr. Kill is expected to stand for re-election at Company’s 2025 Annual Meeting of Stockholders, when his Class I term will expire.

In connection with his appointment, Mr. Kill will receive the same cash and equity compensation for service on the Board that was approved by the Board. Cash compensation for his Board service is an annual cash retainer of $52,500.

Mr. Kill’s equity compensation is as follows: (1) in connection with his initial appointment to the Board, a restricted stock unit (“RSU”) grant for that number of shares of the Company’s common stock equal to $150,000 divided by the fair market value of one share of common stock on the grant date, prorated for the months of service between Mr. Kill’s appointment to the Board and the Company’s next Annual Meeting of Stockholders, with full vesting on the one-year anniversary of the Company’s 2022 Annual Meeting of Stockholders, subject to Mr. Kill’s continued service (the “Initial RSU Grant”); and (2) annually, on the last day of the month in which the Company’s Annual Meeting of Stockholders is held, an RSU grant for the number of shares of the Company’s common stock equal to $150,000 divided by the fair market value of one share of common stock on the grant date, with full vesting on the one-year anniversary of the Annual Meeting of Stockholders to which the grant relates, subject to Mr. Kill’s continued service (the “Annual RSU Grant”). Vesting of all RSUs subject to the Initial RSU Grant and any Annual RSU Grant thereafter accelerate in full in the event of a change in control of the Company.

There are no arrangements or understandings between Mr. Kill and the Company pursuant to which Mr. Kill was appointed as a director. In addition, there are no related party transactions involving the Company and Mr. Kill that are reportable pursuant to Item 404(a) of Regulation S-K under the Securities Act.

Item 7.01 Regulation FD Disclosure.

Management Presentation

Spokespersons of the Company plan to present the information in the presentation attached hereto as Exhibit 99.2 to analysts and investors from time to time on or after February 1, 2023. The presentation will be available on the Company’s Investor Relations website at: http://investors.accuray.com.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the presentation is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report. For important information about forward looking statements, see the slide titled “Forward-Looking Statements” in Exhibit 99.2 attached hereto.

The information set forth under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Press Release

On February 1, 2023, the Company issued a press release regarding the appointment of Mr. Kill to the Board. A copy of this press release is included as Exhibit 99.3 to this Current Report on Form 8-K.

The information contained in this Item 7.01 disclosure, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 1, 2023, titled “Accuray Reports Fiscal 2023 Second Quarter Financial Results”
99.2	Accuray Second Quarter Fiscal 2023 Earnings Call Presentation.
99.3	Press release dated February 1, 2023, titled "Robert C. Kill Joins Accuray Board of Directors"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCURAY INCORPORATED

Date:	February 1, 2023	By:	/s/ Ali Pervaiz
Ali Pervaiz Senior Vice President & Chief Financial Officer